Exhibit 10.19

AMENDMENT NO. 3

TO

AMENDED AND RESTATED

STATER BROS. HOLDINGS INC.

PHANTOM STOCK PLAN DATED MAY 15, 2006

(August 21, 2007)

Section 5.2 of the Amended and Restated Stater Bros. Holdings Inc. Phantom Stock Plan dated May 15, 2006 (“Phantom Stock Plan”) is hereby amended to read as follows:

5.2 Cessation of Credits. There shall be no further credits to the account or accounts of a Participant after his or her Termination of Employment or a Change in Control, except that a Participant shall be entitled to be paid for amounts vested in his or her respective account as specified in Section 6. which shall be payable as provided in Section 7. In case of termination of a Participant’s employment prior to eligibility for payment as specified in Section 7.1 the vested amount shall earn interest at twelve (12) month Treasury Average Rate from the date of Termination of Employment or a Change in Control through the payment date.

Except as amended herein all other provisions of the Phantom Stock Plan remain in full force and effect.